UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 26, 2026

ModuLink Inc.

(Exact name of registrant as specified in its charter)

Nevada

(State or other jurisdiction of incorporation)

000-55649

(Commission File Number)

45-5692180

(IRS Employer Identification No.)

Unit 2, Level 6

Westin Centre

26 Hung To Road

Kwun Tong, Hong Kong

(Address of principal executive offices)(Zip Code)

(888) 493-8028

Registrant’s telephone number, including area code

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On January 26, 2026, ModuLink Inc., a Nevada corporation (the “Company”), entered into a Share Purchase Agreement (the “Share Purchase Agreement”), by and among, the Company, ModuLink Innotech Limited, an entity fully formed and existing under the laws of Hong Kong and a wholly-owned subsidiary of the Company (“Innotech”), and Wah Shing Lam, and ASA Robotics Limited (“ASA Robotics”). ASA Robotics is a Hong Kong-based robotics and artificial intelligence solutions company.

Subject to the satisfaction of certain closing conditions, the Company is offering (the “Offering”) to Mr. Lam 6,500 shares of the Company’s Series A Convertible Preferred Stock in consideration for the sale of sixty percent (60%) of the issued share capital of ASA Robotics to Innotech. Assuming closing of the Offering, the Company will become a holder of 60% of the equity securities of ASA Robotics, and Mr. Lam will become the beneficial holder of voting power equal to 130,000,000 shares of common stock of the Company by virtue of his prospective beneficial ownership of 6,500 shares of Series A Convertible Preferred Stock. The Company will not change its business as a result of the Offering.

As of January 29, 2026, the Company has 3,969,933,920 shares of common stock, and 200,000 shares of Series A Preferred Stock, issued and outstanding. Such 200,000 shares of Series A Preferred Stock have voting power equal to 4,000,000,000 shares of common stock. The 6,500 shares of Series A Preferred Stock being offered to Mr. Lam equals approximately 1.6% of the voting power held by stockholders of the Company.

The Company anticipates that the closing of the transactions under the Share Purchase Agreement to occur on or about February 28, 2026.

Item 7.01 Regulation FD Disclosure.

On January 26, 2026, the Company issued a press release entitled “ModuLink Inc. (MDLK) Announces Completion of Due Diligence and Execution of Definitive Agreement to Acquire 60% Equity Interest in ASA Robotics Limited” regarding the Offering.  Such press release is furnished and not filed pursuant to Item 7.01 as Exhibit 99.1 hereto.

The information in the referenced in press release shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”), or otherwise subject to the liabilities of that section, and shall not be deemed to be incorporated by reference into any of the Company’s filings under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof and regardless of any general incorporation language in such filings, except to the extent expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits:

Exhibit	Description

10.1	Share Purchase Agreement, dated January 26, 2026, by and among, ModuLink Inc., a Nevada corporation, ModuLink Innotech Limited, an entity fully formed and existing under the laws of Hong Kong, Wah Shing Lam, and ASA Robotics Limited.
99.1	Press Release, dated January 26, 2026.
104	Cover Page Interactive File (embedded within the Inline XBRL document)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERNATIONAL ENDEAVORS CORPORATION

Date: January 30, 2026	By:	/s/ FU, Wah
	Name:	FU, Wah
	Title:	Chief Executive Officer
(principal executive officer)

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